As filed with the Securities and Exchanged Commission on August 30, 2001.

                               File No. 811-06342
                            Registration No. 33-46853


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-2


         Registration Statement Under the Investment Company Act of 1940
                                 Amendment No. 5

                     ABERDEEN COMMONWEALTH INCOME FUND, INC.
               (Exact name of Registrant as Specified in Charter)

                             800 Scudders Mill Road
                              Plainsboro, NJ 08536
        Registrant's telephone number, including Area Code: (609)282-7374

                            Sander M. Bieber, Esquire
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006
                                 (202) 261-3308
                     (Name and Address of Agent for Service)


If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box ______

It is proposed that this filing will become effective (check appropriate box)

_______ when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

 X    immediately upon filing pursuant to paragraph (b)
___

                                     PART C


     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on August 14, 1992, filed herewith as Exhibit (a)(4).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on October 30, 1992, filed herewith as Exhibit (a)(5).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on October 30, 1992, filed herewith as Exhibit (a)(6).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on January 28, 1993, filed herewith as Exhibit (a)(7).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on July 20, 1994, filed herewith as Exhibit (a)(8).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November 15, 1996, filed herewith as Exhibit (a)(9).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Board of Directors on June 11, 1998, filed herewith as Exhibit
(a)(10).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on January 19, 1999, filed herewith as Exhibit (a)(11).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November 17, 1999, filed herewith as Exhibit (a)(12).

     Registrant's Articles Supplementary, as adopted by the Registrant's Board of Directors on August 14, 2000, filed herewith as Exhibit (a)(13).

     Registrant's   By-laws  as  amended  and   restated   and  adopted  by  the
Registrant's  Board of  Directors on June 12,  2001,  filed  herewith as Exhibit
(b)(3).

     Registrant's Management Agreement with EquitiLink International Management Limited dated December 21, 2000, filed herewith as Exhibit (g)(4).

     Registrant's Investment Advisory Agreement with EquitiLink International Management Limited and EquitiLink Australia Limited dated December 21, 2000, filed herewith as Exhibit (g)(5).

     Registrant's Amendment No. 1 to Custody Agreement between the Registrant and State Street Bank and Trust Company dated December 4, 1998, filed herewith as Exhibit (j)(2).

     Powers of Attorney, as executed by the Registrant's Officers and Directors on various days in June, 2001, filed herewith as Exhibit (s)(3).


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of August, 2001.


                                    ABERDEEN COMMONWEALTH INCOME FUND, INC.

                                        *
                                    --------------------------------------------
                                    Hugh Young
                                    President


                           By:      /s/ Sander M. Bieber
                                    --------------------------------------------
                                    Sander M. Bieber
                                    as Attorney-in-Fact for Hugh Young

*    Pursuant to power of attorney filed herewith.

                                  EXHIBIT INDEX

Exhibit         Description
-------         ------------

(a)(4)          Amendment to Articles Supplementary as dated August 14, 1992.

(a)(5)          Amendment to Articles Supplementary as dated October 30, 1992.

(a)(6)          Amendment to Articles Supplementary as dated October 30, 1992.

(a)(7)          Amendment to Articles Supplementary as dated January 28, 1993.

(a)(8)          Amendment to Articles Supplementary as dated July 20, 1994.

(a)(9)          Amendment to Articles Supplementary as dated November 15, 1996.

(a)(10)         Amendment to Articles Supplementary as dated June 11, 1998.

(a)(11)         Amendment to Articles Supplementary as dated January 19, 1999.

(a)(12)         Amendment to Articles Supplementary as dated November 17, 1999.

(a)(13)         Articles Supplementary as dated August 14, 2000.

(b)(3)          By-laws as amended and restated on June 12, 2001.

(g)(4)          Management  Agreement with EquitiLink  International  Management
                Limited dated December 21, 2000.

(g)(5)          Investment  Advisory Agreement with EquitiLink  International
                Management Limited and EquitiLink Australia Limited dated
                December 21, 2000.

(j)(2) Amendment No. 1 to Custody Agreement between the Registrant and State Street Bank and Trust Company dated December 4, 1998.

(s)(3) Powers of Attorney for Registrant's Officers and Directors as executed on various days of June, 2001.


                                                                  EXHIBIT (a)(4)


                        UNANIMOUS WRITTEN CONSENT IN LIEU
              OF A MEETING OF THE MEMBERS OF THE PRICING COMMITTEE
                      OF THE FIRST COMMONWEALTH FUND, INC.

     The undersigned, being all of the Members of the Pricing Committee of The First Commonwealth Fund, Inc., a Maryland Corporation (the "Fund"), upon due consideration do hereby approve, adopt and consent to the following Resolution as an act of the Pricing Committee of the Fund (it being understood that each other Member of the Pricing Committee is executing a Consent identical with this consent, all of which Consents shall constitute one and the same instrument), which shall for all purposes be treated as actions taken pursuant to a vote at a meeting:

     RESOLVED, that pursuant to the authority vested in the Pricing Committee duly appointed by the Board of Directors of the Fund, the Pricing Committee hereby approves the following amendments to the Articles Supplementary of the Fund creating Auction Market Preferred Stock, Series W-7:

1. The definitions of "Moody's Eligible Portfolio Property" and "S&P Eligible Portfolio Property" found in Paragraph 1(a) of the Articles are amended to include "Repurchase Agreements."

2. The definition of "Deposit Securities" found in Paragraph 1(a) of the Articles is amended to include "Repurchase Agreements."

     IN WITNESS THEREOF, each of the undersigned executes this Consent as of 14 August, 1992.



Dated:        14/08/92                  /s/ Laurence Freedman
                                        ------------------------
                                        Laurence S. Freedman



Dated:        14/08/92                  /s/ David Manor
                                        ------------------------
                                        David Manor



Dated:        14/08/92                  /s/ Brian Sherman
                                        -----------------------
                                        Brian M. Sherman

                                                                  EXHIBIT (a)(5)

                        UNANIMOUS WRITTEN CONSENT IN LIEU
              OF A MEETING OF THE MEMBERS OF THE PRICING COMMITTEE
                      OF THE FIRST COMMONWEALTH FUND, INC.

     The undersigned, being all of the members of the Pricing Committee of The First Commonwealth Fund, Inc., a Maryland Corporation (the "Fund"), upon due consideration do hereby approve, adopt and consent to the following Resolution as an act of the Pricing Committee of the Fund (it being understood that each other member of the Pricing Committee is executing a Consent identical with this consent, all of which Consents shall constitute one and the same instrument), which shall for all purposes be treated as actions taken pursuant to a vote at a meeting:

     WHEREAS, in discussion with Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") it has been proposed to add (i) cash deposits with overseas banking units of Banque Nationale de Paris and (ii) securities denominated in Australian currency issued by the New South Wales Treasury Corporation or by the Queensland Treasury Corporation which confer upon the holders an option to exchange such securities for, respectively, a like principal amount of New South Wales Treasury Inscribed Stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon, to the definition of "Eligible Portfolio Property" as that term is used in the Articles Supplementary creating Auction Market Preferred Stock, Series W-7 (the "AMPS"),

     NOW, THEREFORE, RESOLVED, that effective upon receipt in writing that the inclusion of such cash deposits and securities as "Eligible Portfolio Property" will not, in the case of Moody's, adversely affect the rating of the AMPS by Moody's or, in the case of S&P, the rating of the AMPS by S&P, the Series W-7 Articles Supplementary are hereby amended to included such assets with such discount factors as each such rating agency shall stipulate, and

     WHEREAS, in discussion with S&P it has been agreed to amend the definition of "Dividend Coverage Amount" found in the Series W-7 Articles Supplementary to provide that only liabilities denominated in U.S. dollars should be taken into account,

     NOW THEREFORE, RESOLVED, that effective upon receipt in writing that such amendment will not adversely affect the rating of the AMPS by S&P, clause (c) of the definition of "Dividend Coverage Assets" found in the Series W-7 Articles Supplementary is hereby so amended to read as follows:

               "(c) the aggregate of all liabilities payable in U.S. dollars existing on such date which are payable on or prior to the next Dividend Payment Date"

     IN WITNESS THEREOF, each of the undersigned executes this consent as of October 30, 1992.


                                            /s/ Laurence Freedman
                                            -----------------------------
                                            Laurence S. Freedman



                                            /s/ David Manor
                                            -----------------------------
                                            David Manor



                                            /s/ Brian Sherman
                                            -----------------------------
                                            Brian M. Sherman

                                                                  EXHIBIT (a)(6)

                        UNANIMOUS WRITTEN CONSENT IN LIEU
              OF A MEETING OF THE MEMBERS OF THE PRICING COMMITTEE
                      OF THE FIRST COMMONWEALTH FUND, INC.

     The undersigned, being all of the members of the Pricing Committee of The First Commonwealth Fund, Inc., a Maryland Corporation (the "Fund"), upon due consideration do hereby approve, adopt and consent to the following Resolution as an act of the Pricing Committee of the Fund (it being understood that each other member of the Pricing Committee is executing a Consent identical with this consent, all of which Consents shall constitute one and the same instrument), which shall for all purposes be treated as actions taken pursuant to a vote at a meeting:

     RESOLVED,   that  the  following   definition  be  added  to  the  Articles
Supplementary:

               "Offshore Banking Units" means cash deposits denominated in the currency of Australia deposited with an Australian branch of a foreign bank authorized to operate as an offshore banking unit by the Government of Australia's Australian Taxation Office which, in the case of Moody's is (i) a branch carrying the same credit rating as the parent bank, (ii) is a deposit rated at least P-1 under circumstances in which the rating of the deposit is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia, or (iii) is a deposit held by a branch whose parent bank is rated at last Aa3/P-1 under circumstances in which the rating of the parent bank is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia and which, to date, are limited to cash deposits with an overseas banking unit of Banque Nationale de Paris.

and

     RESOLVED FURTHER, that the definition of Australian Currency be amended to read as follows:

               "Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts, as well as cash deposits with Offshore Banking Units of Banque Nationale de Paris.

     RESOLVED FURTHER, that a footnote to the Moody's calculation of the Discount Factor applicable to Australian Currency be added to read as follows:

               If any Overseas Banking Unit constituting Australian Currency has a maturity of more than 46 days from the Valuation Date, the principal amount of the cash deposit shall be offset by an amount equal to the penalty for early withdrawal and in the event interest earned on any Overseas Banking Unit is not exempt from interest withholding tax, the Corporation may not include interest earned as a component of the value of the deposit unless taxes incurred on interest earned have been paid.

     IN WITNESS THEREOF, each of the undersigned executes this consent as of October 30, 1992.



                            /s/ Laurence Freedman
                            -----------------------------
                            Laurence S. Freedman



                            /s/ David Manor
                            -----------------------------
                            David Manor



                            /s/ Brian Sherman
                            -----------------------------
                            Brian M. Sherman

                                                                  EXHIBIT (a)(7)

                        UNANIMOUS WRITTEN CONSENT IN LIEU
              OF A MEETING OF THE MEMBERS OF THE PRICING COMMITTEE
                      OF THE FIRST COMMONWEALTH FUND, INC.

     The undersigned, being all of the members of the Pricing Committee of The First Commonwealth Fund, Inc., a Maryland Corporation (the "Fund"), upon due consideration do hereby approve, adopt and consent to the following Resolution as an act of the Pricing Committee of the Fund (it being understood that each other member of the Pricing Committee is executing a Consent identical with this consent, all of which Consents shall constitute one and the same instrument), which shall for all purposes be treated as actions taken pursuant to a vote at a meeting:

     The Articles Supplementary are hereby amended to:

     3. Add the following definition:

     "Canadian Provincial Securities" means securities which are denominated and payable in Canadian Currency, and are direct obligations of, or fully guaranteed by, the full faith and credit of the appropriate Canadian Province, (including securities issued by provincially owned crown corporations carrying the same rating as the appropriate Canadian Province) (i) provided, that in the case of Moody's, the appropriate Province is rated at least Baa1 by Moody's, the securities are not callable or pay-in-kind of zero coupon bonds, and, provided further, that the minimum issue size for Newfoundland, Prince Edward Island, Nova Scotia and New Brunswick Canadian Provincial Securities is C$150 million and for other Canadian Provincial Securities is C$500 million, that investment in Newfoundland, Prince Edward Island, New Scotia and New Brunswick Canadian Provincial Securities is limited to 6.25% of total Moody's Eligible Portfolio Property and that investments in a single Province rated Baa1 shall not exceed 5% of total Moody's Eligible Portfolio Property; investments in a single Province rated Baa1 or A shall not exceed in the aggregate 15% of total Moody's Eligible Portfolio Property; investments in a single Province rated Baa1, A or Aa shall not exceed in the aggregate 20% of total Moody's Eligible Portfolio Property and investments in a single Province Rated Baa1, A, Aa or Aaa shall not exceed in the aggregate 25% of total Moody's Eligible Portfolio Property, and
(ii) provided that, in the case of S&P, Canadian Provincial Securities do not include securities issued by Prince Edward Island, that the appropriate Province has a senior unsecured rating of at least "BBB" and provided further, that such security is publicly traded, is a non-callable domestic or global issue, has a minimum issue size of $100 million and, in the case of securities issued by the Province of Ontario or Quebec, such securities represent no more than 25% of the assets of the Corporation and, in the case of any other Canadian Province, represent no more than 15% of the assets of the Corporation.

     4. Amend the definition of "Canadian Securities" to include "Canadian Provincial Securities".

     5. Amend the definition of "Discount Factor" to include the following tabular material following upon the "Canadian Government Securities" tabular material.

                                                                                        Moody's                 S&P
                                                                                        Discount                Discount
Type of Eligible Portfolio Property                                                     Factor                  Factor(6)
-----------------------------------                                                     ------                  ---------

Canadian Provincial  Securities:  with any current  understanding issue size and with a remaining  term to maturity  shorter than 46 days from the Valuation
     Date                                                                               1.000(1)                1.000

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C100,000,000 in the case of S&P with a remaining term to maturity equal to or longer than 46 days but less than 3 years from the Valuation Date in the
     case of                                                                            ------                  1.286

     with a  current  outstanding  issue  size  equal  to or  greater  than
     C$500,000,000  in the case of Moody's and with a remaining term to maturity equal to or longer  than 46 days but less than 3 years  from the  Valuation
     Date                                                                               1.290                   -----

                                 - 0 -

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C100,000,000  in the case of S&P and  with a  remaining  term to  maturity equal to or longer  than 3 years but less than 5 years  from the  Valuation
     Date

                                                                                        -----                   1.286

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C500,000,000  in the case of Moody's and with a remaining term to maturity equal to or longer  than 3 years but less than 5 years  from the  Valuation
     Date                                                                               1.420                   -----

                                 - 0 -


     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C100,000,000  in the case of S&P and  with a  remaining  term to  maturity equal to or longer  than 5 years but less than 7 years  from the  Valuation
     Date                                                                               -----                   1.312

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C500,000,000  in the case of Moody's and with a remaining term to maturity equal to or longer  than 5 years but less than 7 years  from the  Valuation
     Date                                                                               1.420                   -----

                                 - 0 -

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C100,000,000  in the case of S&P and  with a  remaining  term to  maturity equal to or longer  than 7 years but less than 10 years from the  Valuation
     Date                                                                               -----                   1.312

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C500,000,000  in the case of Moody's and with a remaining term to maturity equal to or longer  than 7 years but less than 10 years from the  Valuation
     Date                                                                               1.510                   -----

                                 - 0 -

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C100,000,000  in the case of S&P and  with a  remaining  term to  maturity equal to or longer than 10 years but less than 15 years from the  Valuation
     Date                                                                               -----                   1.426

     with  a  current   outstanding   issue  size  equal  to  or  greater   than
     $C500,000,000  in the case of Moody's and with a remaining term to maturity equal to or longer than 10 years but less than 15 years from the  Valuation
     Date                                                                               1.820                   -----

                                 - 0 -


     6. Amend footnote 6 to Discount Factor to read as follows:

     In the case of Moody's assets with a remaining maturity of greater than 20 years may not constitute more than 5% of Moody's Eligible Portfolio Property and, in the case of S&P the applicable discount factor shown is for Canadian Provincial Securities for the Provinces of British Columbia, Ontario and Quebec (the "Base Discount"). The applicable discount factor for the Provinces of Alberta and New Brunswick is 110% of the Base Discount, for the Provinces of Manitoba and Sasketshawan 125% of Base Discount and for the Provinces of Newfoundland and Nova Scotia, 135% of Base Discount.

     IN WITNESS THEREOF, each of the undersigned executes this consent as of January 28, 1993.


                            /s/ Laurence Freedman
                            ---------------------------
                            Laurence S. Freedman



                            /s/ David Manor
                            ---------------------------
                            David Manor



                            /s/ Brian Sherman
                            ------------------------
                            Brian M. Sherman

                                                                  EXHIBIT (a)(8)

                        UNANIMOUS WRITTEN CONSENT IN LIEU
              OF A MEETING OF THE MEMBERS OF THE PRICING COMMITTEE
                      OF THE FIRST COMMONWEALTH FUND, INC.

     The undersigned, being all of the Members of the Pricing Committee of The First Commonwealth Fund, Inc., a Maryland Corporation (the "Fund"), upon due consideration do hereby approve, adopt and consent to the following resolutions as an act of the Pricing Committee of the Fund (it being understood that each other Member of the Pricing Committee is executing a consent identical with this consent, all of which consents will constitute one and the same instrument), which shall for all purposes be treated as actions taken pursuant to a vote at a meeting:

     WHEREAS, Australian State Government of Victoria securities are now issued by a single authority, denominated the Treasury Corporation of Victoria, which will replace such issuing authorities as Gas & Fuel Corporation of Victoria, Melbourne & Metropolitan Board of Works, State Electricity Commission of Victoria and the Victorian Public Authorities Finance Agency, each of which authorities is currently separately listed under the definition of Australian Semi-Government Securities; and

     WHEREAS,   Moody's  has  agreed   that  the   definition   of   "Australian
Semi-Government Securities" may be amended to provide that the minimum rating given any such security is Aa or higher; and

     WHEREAS, it is deemed desirable to amend the Articles Supplementary creating a series of Auction Market Preferred Stock designated Series W-7 to reflect those changes;

     NOW, THEREFORE BE IT RESOLVED that pursuant to the authority vested in the Pricing Committee duly appointed by the Board of Directors of the Fund, the Pricing Committee hereby adopts and approves the following amendments to such Articles Supplementary:

     The definition of Australian Semi-Government Securities is hereby amended to include as item 25 in the list of specific issuers falling within that definition, "securities issued by the Australian State Government of Victoria through the Treasury Corporation of Victoria," and

     RESOLVED FURTHER, that the definition of Australian Semi-Government Securities be amended to read as follows: "Australian Semi-Government Securities means publicly traded semi-government securities with a fixed maturity (i.e., no perpetuals) issued by the following entities which, except as indicated are explicitly guaranteed by the Government of the Commonwealth of Australia or the respective Australian State and which, in the case of S&P, include Australian Exchangeable Eurobonds and in the case of Moody's are (i) either rated Aa by Moody's or are guaranteed by either the Commonwealth of Australia and rated Aa or any semi-sovereign Australian entity whose domestic currency long-term debt is rated Aa by Moody's, (ii) are denominated and payable in Australian currency or are convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) are not a variable rate, indexed-linked, zero coupon or stripped security"; and

     RESOLVED FURTHER, that the table of Discount Factors applicable to Tasmanian Australian Semi-Government Securities be amended to provide that it is equally applicable to Australian Semi-Government securities issued by the Australian State Government of Victoria; and

     RESOLVED FURTHER, that the Articles Supplementary may, but need not be, restated in their entirety to reflect the amendments made by the resolutions adopted hereby.

     IN WITNESS THEREOF, each of the undersigned executes this consent as of July 20, 1994.


                                        /s/ Laurence Freedman
                                        ------------------------------
                                        Laurence S. Freedman




                                        /s/ David Manor
                                        ------------------------------
                                        David Manor




                                        /s/ Brian Sherman
                                        ------------------------------
                                        Brian M. Sherman

                                                                  EXHIBIT (a)(9)

                            UNANIMOUS WRITTEN CONSENT
                                       OF
                        THE FIRST COMMONWEALTH FUND, INC.
                                PRICING COMMITTEE

     WHEREAS, Moody's Investors Services, Inc. and Standard & Poor' s Corporation have reviewed and revised the categories of Eligible Portfolio Property and the related table of Discount Factors used in calculating the AMPS Basic Maintenance Amount; and

     WHEREAS, the Articles Supplementary establishing the terms of the Fund's outstanding Auction Market Preferred Stock, Series W-7 require amendment in order to formally reflect these revisions relating to Australian securities; and

     WHEREAS, the Board of Directors of the Fund, has authorized Laurence Freedman, David Manor and Brian Sherman to serve on a Pricing Committee, in order that such Pricing Committee would have the authority to amend from time to time the Articles Supplementary of the Fund's Auction Market Preferred Stock Series W-7;

     NOW, THEREFORE, the undersigned Directors of the First Commonwealth Fund, Inc., being all of the members of the Pricing Committee of the Board, by this unanimous written consent pursuant to Section 2-408 of the Maryland General Company Law, hereby adopt the following resolution:

     The definitions of Auction Agent, Australian Bank Bills, Australian Convertible Eurobonds, Australian Corporate Bonds, Australian Eurobonds,
Australian Government Securities, Australian Securities, Australian Semi-Government Securities, Discount Factor (only as regards Australian securities), Moody's Eligible Portfolio Property, S&P Eligible Portfolio
Property and S&P contained in the Articles Supplementary of the Fund establishing the terms of the Auction Market Preferred Stock, Series W-7, as the same may have been previously amended, are hereby amended to read as follows:

     "Auction Agent" means The Chase Manhattan Bank unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, paying agent and redemption agent for the AMPS.

     "Australian Bank Bills" means bills of exchange (as defined in the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks with (x) in the case of S&P (i) a rating from S&P at least as high as S&P's then-current rating for the AMPS or (ii) in the case of any Bank bill with a remaining term to maturity from the date of determination of 365 days or less, a rating from S&P at least as high as S&P's short-term rating comparable to its then-current rating for the AMPS and (y) in the case of Moody's (i) a long-term foreign currency debt rating from Moody's of at least Aa2 or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 180 days or less, a rating from Moody' s of Prime-1 or (iii) any other rating as Moody's shall approve in writing.

     "Australian Convertible Eurobonds" means securities which are denominated in Australian Currency issued by the New South Wales Treasury Corporation or the Queensland Treasury Corporation which confer upon the holder an option to exchange such securities for, respectively, a like principal amount of New South Wales Treasury Inscribed Stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon.

     "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Australian Bank Bills, Australian Eurobonds, Australian Exchangeable Eurobonds and. Australian Short-Term Securities) provided, that such debt obligations shall not be deemed to be Eligible Portfolio Property by S&P unless they have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the security has a tender panel, (f) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and (g) the security is issued by one of the following issuers:

     (i) Issuers with a public long-term S&P rating or whose parent has a public long-term rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"). These issuers currently include:

          FANMAC Premier Trust Co. No. 1-22 and any subsequent issues rated by S&P - Australian Ratings Ford Credit Australia National Australia Bank

     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Non-Guaranteed Corporate Bonds").

     In addition, if the determination is made by S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds issued by a single issuer,
(b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with a then-outstanding issue size of less than A$100 million.

     "Australian Eurobonds" means, in the case of Moody's, debt securities (including Australian Exchangeable Eurobonds) which are denominated in Australian currency and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable and (d) 90% or more of the Australian Eurobonds meeting the qualifications of clauses (a) and (b) are rated at least Aa2 by Moody's; and in the case of S&P, debt securities (including guaranteed and non-guaranteed Eurobonds) which are denominated in Australian Currency, and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly tradeable, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and (f) the security is issued by one of the following issuers:

     (i) Issuers with a public long-term S&P rating or whose parent has a public long- term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Eurobonds"). These issuers currently include

                         ABN Amro Australia Ltd.
                         ANZ Banking Group
                         Australian Industry Development Corp.
                         Australian Telecom
                         Barclays Bank Plc
                         Coca Cola Amatil Ltd.
                         Commerzbank US Finance Inc.
                         Commonwealth Bank of Australia
                         Eksportfinas A/S
                         Eurofina
                         European Investment Bank
                         Export Finance & Insurance Corp.
                         Federal Airports Corp.
                         Finnish Export Credit Corp.
                         General Electric Capital Corp.
                         GG Securities Ltd.
                         Guiness Finance BV
                         International Bank for Reconstruction and Development McDonald's Australia Ltd.
                         Mobil Australia Finance company Inc.
                         National Australian Bank
                         New South Wales Treasury Corp.
                         Primary Industry Bank Australia Ltd.
                         Prudential Funding Corp.
                         Rural & Industry Bank of Western Australia
                         South Australia Government Financing Authority
                         SBC Warburg Australia Holdings Ltd.
                         Shell Australia Ltd.
                         State Bank of New South Wales
                         State Bank of South Australia Ltd.
                         State Electricity of Victoria
                         Sweden (Kingdom of)
                         Swedish Export Credit Corp.
                         Tasmanian Public Finance Corp.
                         Toronto Dominion Australia Ltd.
                         Toyota Finance Australia Ltd.
                         Treasury Corporation of Victoria
                         Western Australian Treasury Corp.

     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Australian Non-Guaranteed Eurobonds").

     In addition, if the determination is being made by S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds from issues representing a single industry, (c) not more than 5% of the then outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Eurobonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$50 million.

     "Australian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with fixed maturities (i.e. no perpetuals) and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of Australia and is rated Aa by Moody's or is guaranteed by the Government of the Commonwealth of Australia (ii) is denominated and payable in Australian Currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

     "Australian Securities" means ANNIE MAEs, Australian Bank Bills, Australian Convertible Securities, Australian Corporate Bonds, Australian Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short-term Securities, MMSs, MTCs and NMMC Securities.

     "Australian Semi-Government Securities" means publicly traded semi-government securities with a fixed maturity (i.e., no perpetuals) issued by the following entities which, except as indicated are explicitly guaranteed by the Government of the Commonwealth of Australia or the respective Australian State and which, in the case of S&P, include Australian Exchangeable Eurobonds and in the case of Moody's are (i) either rated Aa by Moody's or are guaranteed by either the Commonwealth of Australia and rated Aa or any semi-sovereign Australian entity whose current domestic long-term debt is rated Aa by Moody's,
(ii) are denominated and payable in Australian currency or are convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) are not a variable rate, indexed-linked, zero coupon or stripped security.

     1. Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

     2. New South Wales Treasury  Corporation,  a corporation  constituted under section 4 of the Treasury Corporation Act 1983 (New South Wales), including its Australian Convertible Eurobond issues, in the case of S&P.

     3. A territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

     4. Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld), including its Australian Convertible Eurobond issues, in the case of S&P. 5. South Australian Government Financing Authority, an authority established under the Government Financing Authority Act 1982 (South Australia).

     6. State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1958 (Victoria).

     7. The Australian Telecommunications Commission, a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

     8. (with respect to S&P only) and without any guarantee by the Commonwealth of Australia or the respective Australian State: Australian and Overseas Telecommunications Corporation, Limited.

     9. Victorian Public Authorities Finance Agency, an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

     10. Australian Industry Development  Corporation,  a body established under
section   5  of  the   Australian   Industries   Development   Corporation   Act
(Commonwealth).

     11. The Western Australian Treasury Corporation.

     12. Tasmanian Public Finance Corp.

     13. (with respect to S&P only) FANMAC Premier Trust Co. (Nos. 1-22) and any subsequent issues rated by S&P - Australian Ratings.

     14. (with respect to S&P only) Australian Wool Corporation.

     15. Commonwealth Bank of Australia.

     16. State Bank of New South Wales.

     17. Securities issued by the Australian State Government of Victoria through the Treasury Corporation of Victoria.

     "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and either not listed in the following table or not identified as a type of Eligible Portfolio Property in writing by a Rating Agency shall have a Discounted Value of zero for such Rating Agency):

------------------------------------------------------------------------------- ----------------- ------------------
                                                                                    Moody's              S&P
                                                                                    discount          Discount
                     Type of Eligible Portfolio Property                             Factor          Factor (2)
                     -----------------------------------                             ------          ----------
--------- --------------------------------------------------------------------- ----------------- ------------------
          Australian Semi-Government Securities (3):
--------- --------------------------------------------------------------------- ----------------- ------------------
                 (other than of Tasmania in the case of both Moody's and S&P, and of the Australian State Government of Victoria in the case of Moody's) with any current outstanding issue size and with a remaining term to maturity shorter than 46 days from the
                 Valuation Date
                                                                                     1.000 (1)          1.000
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity equal to or longer than
                 46 days but not more than 2 years from the
                 Valuation Date                                                      1.730              1.639
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity equal to or longer than 46 days but not more than 2 years from the Valuation Date
                                                                                     1.730              1.490
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity equal to or longer than 46 days but not more than 2 years from the
                 Valuation Date                                                      1.520              1.490
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
------------------------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity longer than 2 years but not more than 5 years from the Valuation
                 Date                                                                1.730              1.745
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer than 2 years but not more than 5 years from the Valuation Date
                                                                                     1.730              1.586
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity longer than
                 2 years but not more than 5 years from the Valuation
                 Date                                                                1.520              1.586
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity longer than 5 years but not more than 10 years from the Valuation
                 Date                                                                1.730              1.773
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer than 5 years but not more than 10 years from the Valuation Date
                                                                                     1.730              1.612
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity longer than
                 5 years but not more than 10 years from the Valuation
                 Date                                                                1.520              1.612
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of less than
                 A$100,000,000, and with a remaining term to maturity longer than 10 years but not more than 20 years
                 from the Valuation Date                                             1.730              1.844
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 with a remaining term to maturity longer than 10 years but not more than 20 years from the Valuation Date
                                                                                     1.730              1.676
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity longer than
                 10 years but not more than 20 years from the Valuation
                 Date                                                                1.520              1.676
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
------------------------------------------------------------------------------- ----------------- ------------------
          Australian Semi-Government Securities
--------- --------------------------------------------------------------------- ----------------- ------------------
                 (Tasmanian and, with respect to Moody's only, Australian
                 Semi-Government Securities issued by the Australian State
                 Government of Victoria) (4); with any current outstanding issue size and with a remaining term to maturity shorter than 46 days from the Valuation Date
                                                                                     1.050              1.000
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity equal to or longer than
                 46 days but not more than 2 years from the
                 Valuation Date                                                      1.820              1.694
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity equal to or longer than 46 days but not more than 2 years from the Valuation Date
                                                                                     1.820              1.540
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity equal to or longer than 46 days but not more than 2 years from the
                 Valuation Date                                                      1.600              1.540
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
------------------------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity longer than 2 years but not more than 5 years from the Valuation
                 Date                                                                1.820              1.800
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer than 2 years but not more than 5 years from the Valuation Date
                                                                                     1.820              1.636
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity longer than
                 2 years but not more than 5 years from the Valuation
                 Date                                                                1.600              1.636
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
------------------------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity longer than 5 years but not more than 10 years from the Valuation
                                                                                     1.820              1.828
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size of at least A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer than 5 years but not more than 10 years from the Valuation Date
                                                                                     1.820              1.662
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size greater than
                 A$150,000,000 and with a remaining term to maturity longer than
                 5 years but not more than 10 years from the Valuation
                 Date                                                                1.600              1.662
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                                     -0-
------------------------------------------------------------------------------- ----------------- ------------------
                 with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity longer than 10 years but not more than 20 years from the Valuation Date

                                                                                     1.820              1.899
--------- --------------------------------------------------------------------- ----------------- ------------------
          Australian Currency                                                        1.350*             1.570
--------- --------------------------------------------------------------------- ----------------- ------------------
          Australian Eurobonds:
--------- --------------------------------------------------------------------- ----------------- ------------------
                 With a remaining maturity of seven years or less                    1.600              ___**
--------- ------ -------------------------------------------------------------- ----------------- ------------------
                 With a remaining maturity of more than seven years
                                                                                     2.000              ___**
--------- --------------------------------------------------------------------- ----------------- ------------------
          Australian Convertible Eurobonds                                          ____***           ____****
--------- --------------------------------------------------------------------- ----------------- ------------------

____________________________
     * If any Overseas Banking Unit constituting Australian Currency has a maturity of more than 46 days from the Valuation Date, the principal amount of the cash deposit shall be offset by an amount equal to the penalty for early withdrawal and in the event interest earned on any Overseas Banking Unit is not exempt from interest withholding tax the Corporation may not include interest earned as a component of the value of the deposit unless taxes incurred on interest earned have been paid.

     **   See Australian Guaranteed and Non-Guaranteed Eurobonds.

     ***  Included in Australian Eurobonds.

     **** Included in Australian Semi-Government categories.

     "Moody's Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Convertible Eurobonds, Australian Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Canadian Currency, Canadian Securities, Cash, United Kingdom Currency, United Kingdom Securities, U.S. Government Obligations, Repurchase Agreements, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities; provided, that (x) not more than 20% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist either of Australian Government and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,000 and (y) not more than l0% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under item 12 of such definition.

     "S&P Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Convertible Eurobonds, Australian Corporate Bonds, Australian Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Canadian Currency, Canadian Securities, Cash, United Kingdom Currency, United Kingdom Securities, U.S. Government Obligations, Repurchase Agreements, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities; provided, that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation Date); and provided further that not more than l0% in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer (except that in the case of New South Wales Treasury Corporation, such percentage shall be 25% and that not more than 20% in the aggregate of the total Market Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%).

     "S&P" means Standard & Poor's Ratings Group or its successors.


                                /s/ Laurence Freedman
                                --------------------------
                                Laurence S. Freedman

                                /s/ David Manor
                                --------------------------
                                David Manor

                                /s/ Brian Sherman
                                --------------------------
                                Brian M. Sherman

Dated as of November 15, 1996

                                                                 EXHIBIT (a)(10)


                     AMENDMENT TO THE ARTICLES SUPPLEMENTARY
                                       FOR
                        THE FIRST COMMONWEALTH FUND, INC.

     At its meeting held on June 11, 1998, the Board of Directors of The First Commonwealth Fund, Inc., in lieu of the Pricing Committee, approved the following amendment to the Articles Supplementary:

     RESOLVED, that the definition of Canadian Government Securities in the Articles Supplementary for The First Commonwealth Fund, Inc. is hereby amended to read as follows:

                    "Canadian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of Canada with fixed maturities (i.e., no perpetuals) and which is non-callable and in the case of Moody's, (i) any publicly traded security which is either issued by the Government of Canada and is rated at least Aa1 by Moody's or is guaranteed by the Government of Canada or any semi-sovereign Canadian entity whose domestic currency long-term debt is rated at least Aa1 by Moody's (ii) is denominated and payable in Canadian currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.



                            /s/ Margaret A. Bancroft
                            --------------------------
                            Margaret A. Bancroft
                            Assistant Secretary

                                                                 EXHIBIT (a)(11)


                          UNANIMOUS WRITTEN CONSENT OF
                            PRICING COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                        THE FIRST COMMONWEALTH FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                             Maryland Corporate Code

     Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the Pricing Committee of the Board of Directors, hereby adopt the following:

     WHEREAS, by a notification dated January 15, 1999, Moody's Investors Service has provided Discount Factors for certain types of U.S. Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series W-7;

     NOW THEREFORE, be it:

     RESOLVED, that the Articles Supplementary for the Fund's Auction Market Preferred Stock, Series W-7 are hereby amended to add the following Moody's Discount Factors:

Type of Eligible Portfolio Property                             Moody's Discount Factor
-----------------------------------                             ------------------------

GNMA Certificates with fixed interest rates                     1.5
FHLMC and FNMA Certificates with fixed interest rates           1.59
FHLMC Multifamily Securities                                    1.65
FHLMC and FNMA Certificates with variable interest rates        1.5
GNMA Graduated Payment Securities                               1.5



/s/ Malcom Fraser                               /s/ William Potter
-----------------------------                   ----------------------------
Malcom Fraser                                   William J. Potter



/s/ Peter Sacks                                 /s/ John T. Sheehy
---------------------------                     ---------------------------
Peter D. Sacks                                  John T. Sheehy


Dated:  January 19, 1999

                                                                 EXHIBIT (a)(12)

              UNANIMOUS WRITTEN CONSENT OF PRICING COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                        THE FIRST COMMONWEALTH FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                        Maryland General Corporation Law

     Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the Pricing Committee of the Board of Directors, hereby adopt the following:

     WHEREAS, by a notification dated November 2, 1999, Moody's Investors Service has approved investment in U.S. dollar denominated Asian Yankee bonds issued by companies in China, Hong Kong, India, Korea, Indonesia, Malaysia, the Philippines and Thailand as Moody's Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series W-7, at a discount factor of 240%; and

     WHEREAS, by a notification dated September 11, 1998, Standard & Poor's has approved investment in Yankee Bonds from Australia, Canada, New Zealand and the United Kingdom as S&P Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series W-7, in the amounts and at the discount levels specified in the letter; and

     WHEREAS, by a notification dated October 27, 1999, Standard & Poor's has approved investment in Yankee Bonds from China, Hong Kong, India, Korea, Indonesia, Malaysia, the Philippines and Thailand as S&P Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series W-7, in the amounts and at the discount levels specified in the letter;

                              NOW THEREFORE, be it

     RESOLVED, that the Articles Supplementary for the Fund's Auction Market Preferred Stock, Series W-7 are hereby amended, as appropriate, to reflect the terms of the Moody's Investor Service November 2, 1999 letter and the Standard & Poor's September 11, 1998 and October 27, 1999 letters.


 /s/ Malcom Fraser                                      /s/ William Potter
------------------------                                ------------------------
Malcom Fraser                                           William J. Potter



 /s/ Peter Sacks                                        /s/ John T. Sheehy
------------------------                                ------------------------
Peter D. Sacks                                          John T. Sheehy

Dated:  November 17, 1999

                                                                 EXHIBIT (a)(13)
                        THE FIRST COMMONWEALTH FUND, INC.

                             ARTICLES SUPPLEMENTARY


     THE FIRST COMMONWEALTH FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore, Maryland (the "Corporation"), certifies that:

     FIRST: Pursuant to Section 3-802 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("the Board") at its meeting held on June 8, 2000, by unanimous resolution, elected to be subject to certain provisions of Subtitle 8 of the MGCL, entitled, "Corporations and Real Estate Investment Trusts -- Unsolicited Takeovers."

     SECOND: Pursuant to such resolution, the Corporation through its Board, has elected to be subject to the following provisions of Subtitle 8:

     (i) Section 3-804(a): Under Section 3-804(a), the stockholders of the Corporation may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

     (ii) Section 3-804(b): Under Section 3-804(b), the number of directors of the Corporation shall be fixed only by the vote of the Board.

     (iii)Section 3-804(c): Under Section 3-804(c), a vacancy on the Board due to an increase in the size of the Board or the death, resignation, or removal of a director, may be filled only by the affirmative vote of the majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until a successor is elected and qualifies.

     (iv) Section 3-805: Under Section 3-805, the Secretary of the Corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting; and in accordance with the procedures set forth under Section 2-502(b)(2) and (3) and (e) of the MGCL.

     THIRD: The filing of these Articles Supplementary, pursuant to Section 3-802(d)(1), was approved by the Board by Unanimous Written Consent in lieu of meeting on August 14, 2000.

     FOURTH: Pursuant to Section 3-802(d)(3) of the MGCL, the filing of these Articles Supplementary does not require the approval of stockholders.

     FIFTH: The undersigned Chairman acknowledges that these Articles Supplementary are the act of the Corporation and that to the best of his knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalty of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on behalf by its Chairman and attested to by its Assistant Secretary on this 14th day of August, 2000.


                               THE FIRST COMMONWEALTH FUND, INC.

                               By: /s/ Brian Sherman
                                   --------------------------------------------
                                   Brian M. Sherman
                                   Chairman
ATTEST

   /s/ Sander M. Bieber
---------------------------
Sander M. Bieber
Assistant Secretary

                                                                  EXHIBIT (b)(3)




                    ABERDEEN COMMONWEALTH INCOME FUND, INC.

                             A Maryland Corporation

                                     BY-LAWS

                              Amended and Restated

                               as of June 12, 2001

                                TABLE OF CONTENTS


ARTICLE I NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL....................1

   Section 1.     Name.........................................................1
   Section 2.     Principal Offices............................................1
   Section 3.     Seal.........................................................1

ARTICLE II STOCKHOLDERS........................................................2

   Section 1.     Place of Meeting.............................................2
   Section 2.     Annual Meetings..............................................2
   Section 3.     Special Meetings.............................................2
   Section 4.     Notice of Meetings...........................................3
   Section 5.     Quorum; Adjournment of Meetings..............................3
   Section 6.     Voting and Inspector.........................................4
   Section 7.     Stockholders Entitled to Vote................................5
   Section 8.     Validity of Proxies, Ballots.................................5
   Section 9.     Conduct of Stockholders' Meetings............................6
   Section 10.    Action Without a Meeting.....................................6
   Section 11.    Stockholder Proposals........................................6

ARTICLE III BOARD OF DIRECTORS.................................................9

   Section 1.     Powers.......................................................9
   Section 2.     Number and Term.............................................10
   Section 3.     Election....................................................11
   Section 4.     Vacancies and Newly Created Directorships...................12
   Section 5.     Removal.....................................................13
   Section 6.     Place of Meeting............................................13
   Section 7.     Annual and Regular Meetings.................................13
   Section 8.     Special Meetings............................................14
   Section 9.     Waiver of Notice............................................14
   Section 10.    Quorum and Voting...........................................15
   Section 11.    Action Without a Meeting....................................15
   Section 12.    Compensation of Directors...................................15

ARTICLE IV COMMITTEES.........................................................15

   Section 1.     Organization................................................15
   Section 2.     Proceedings and Quorum......................................16

ARTICLE V OFFICERS............................................................16

   Section 1.     General.....................................................16
   Section 2.     Election, Tenure and Qualifications.........................17
   Section 3.     Removal and Resignation.....................................17
   Section 4.     President...................................................17
   Section 5.     Chairman....................................................18
   Section 6.     Vice President..............................................18
   Section 7.     Treasurer and Assistant Treasurers..........................18
   Section 8.     Secretary and Assistant Secretaries.........................19
   Section 9.     Subordinate Officers........................................20
   Section 10.    Remuneration................................................20
   Section 11.    Surety Bonds................................................20

ARTICLE VI CAPITAL STOCK......................................................21

   Section 1.     Certificates of Stock.......................................21
   Section 2.     Transfer of Shares..........................................21
   Section 3.     Stock Ledgers...............................................21
   Section 4.     Transfer Agents and Registrars..............................22
   Section 5.     Fixing of Record Date.......................................22
   Section 6.     Lost, Stolen or Destroyed Certificates......................22

ARTICLE VII FISCAL YEAR AND ACCOUNTANT........................................23

   Section 1.     Fiscal Year.................................................23
   Section 2.     Accountant..................................................23

ARTICLE VIII CUSTODY OF SECURITIES............................................23

   Section 1.     Employment of a Custodian...................................23
   Section 2.     Termination of Custodian Agreement..........................24

ARTICLE IX INDEMNIFICATION....................................................24

   Section 1.     Indemnification of Directors, Officers, Employees
                  and Agents..................................................24

ARTICLE X AMENDMENTS..........................................................25

   Section 1.     General.....................................................25

                                     BY-LAWS

                                       OF

                     ABERDEEN COMMONWEALTH INCOME FUND, INC.

                            (A MARYLAND CORPORATION)


                                   ARTICLE I
                                   ----------

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL
                                ----------------


Section 1. Name. The name of the Corporation is Aberdeen Commonwealth Income Fund, Inc.


Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. An annual meeting of stockholders for election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or any duly constituted committee of the Board, shall select between March 21 and April 19.

Section 3. Special Meetings. Special meetings of stockholders may be called at any time by the President or a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

     Special Meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting, provided that (1) the information specified in Article II, Section 11 is given; and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 5. Quorum; Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast constitutes a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 6. Voting and Inspector. Unless otherwise provided by the Charter, at each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Stockholders may vote their shares owned of record either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise specifically provided in the Charter or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

Section 7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 5 of Article VI hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 8. Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed by the Chairman of the meeting in which event such inspector of election shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by the Chairman, or if he is not present, by any Vice President, or if none of them is present, then by any other officer of the Corporation appointed by the President to act on his behalf shall preside over the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then any such person appointed by the Secretary to act on his behalf shall act as the Secretary of such meeting.

Section 10. Action Without a Meeting. Any action to be taken by stockholders may be taken without a meeting to the fullest extent permitted by law.

Section 11.   Stockholder Proposals.

     (a) No business proposed by a stockholder to be considered at an annual meeting of stockholders shall be considered by the stockholders at that meeting unless no less than 90 days nor more than 120 days prior to the first anniversary date ("anniversary date") of the annual meeting for the preceding year, or, with respect to annual meetings not scheduled to be held within a period that commences 30 days before the anniversary date and ends 30 days after the anniversary date, by the later of the close of business on the date 90 days prior to such meeting or 14 days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the stockholder proposing a business matter to be considered at an annual meeting that sets forth the information required by
Section 11(c) of this Article II.

     (b) No business matter shall be considered at a special meeting of stockholders unless such matter is specifically listed as a purpose of the special meeting and listed as a matter proposed to be acted on at the special meeting pursuant to the Corporation's notice of meeting.

          (i) In the event a special meeting is called at the request of stockholders, pursuant to Section 3 of this Article II, the written request shall be delivered to the Secretary of the Corporation, and shall state the business proposed by stockholders to be the purpose of the meeting and the matters proposed to be acted upon, and shall set forth the information required by Section 11(c) of this Article II.

          (ii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder delivers a written notice to the Secretary of the Corporation, which shall set forth the information required by Section 11(c) of this Article II, not later than the close of business 21 days following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

     (c) The written notice or written request to the Secretary of the Corporation, required to be provided pursuant to Section 11(a) or 11(b) of this
Article II, shall include the following information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of stockholders, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder, (3) any interest of the stockholder in the proposed business, (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     (d) The chairman of the annual or special meeting shall determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 11. If the facts warrant, the chairman shall declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 11, and, it, therefore, shall not be considered or transacted.

     (e) The requirement of the Corporation to include in the Corporation's proxy statement a stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a stockholder proposal in the Corporation's proxy statement shall be governed by Rule 14a-8.

     (f) The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 11.

(g) For purposes of this Section 11, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                             ARTICLE III
                             ------------

                          BOARD OF DIRECTORS
                          ------------------

Section 1. Powers. Except as otherwise provided by law, by the Charter or by these By-Laws, the business and affairs of the Corporation shall be managed under the discretion of, and all the powers of the Corporation shall be exercised by or under the authority of, its Board of Directors.

Section 2. Number and Term. The Board of Directors shall consist of no fewer than three, nor more than twenty Directors, as specified by resolution of the majority of the entire Board of Directors, provided that at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended. The total number of Directors of the Corporation may be fixed only by a vote of the Board of Directors.

     (a) Directors Elected by Common Stockholders. The Directors elected by common stockholders at the 1992 Annual Meeting of Shareholders shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors to be originally elected for a term expiring at the annual meeting held in 1993, the Class II Directors to be originally elected for a term expiring at the annual meeting held in 1994 and the Class III Directors to be originally elected for a term expiring at the annual meeting held in 1995. After expiration of the terms of office specified for such Directors, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

     (b) Directors Elected by Preferred Stockholders. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of shares of preferred stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of common stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

     If at any time dividends on any outstanding preferred stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of Directors then constituting the Board of Directors, shall together with the two Directors elected by the holders of preferred stock pursuant to the preceding paragraph, constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be elected, the holders of preferred stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two Directors elected by the holders of preferred stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends accrued and payable on all outstanding shares of preferred stock of all series for all past dividend periods, the voting rights stated in this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of preferred stock shall terminate automatically.

Section 3. Election. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors to be elected by common shareholders and Directors to be elected by preferred stockholders shall be elected by vote of the holders of a majority of the shares of each respective class of stock present in person or by proxy and entitled to vote thereon.

Section 4.  Vacancies and Newly Created Directorships.

     (a) Directors Elected by Common Stockholders. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director elected by the holders of shares of common stock, or any vacancy resulting from an increase in the number of Directors elected by the holders of shares of common stock, may be filled solely by the affirmative vote of a majority of the remaining Directors (or Director) so elected, even if the remaining directors so elected do not constitute a quorum.

     (b) Directors Elected by Preferred Stockholders. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director elected by the holders of shares of preferred stock, or (subject to the provisions of Section 2(b) of Article III) any vacancy resulting from an increase in the number of Directors elected by the holders of shares of preferred stock, may be filled solely by the remaining Directors (or Director) so elected, even if the remaining Directors so elected do not constitute a quorum; provided, however, if preferred stock of any series is issued and, at the time of such issuance, no existing Directors have been elected by preferred stockholders, then a majority of the Corporation's Directors, whether or not sufficient to constitute a quorum, may fill such vacancy or vacancies.

     (c) Notwithstanding the foregoing, the provisions in (a) and (b) above, are contingent upon the condition that immediately after filling any such vacancy, at least two-thirds (2/3) of the total Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the total Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders of any class of stock may, by the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast thereon, remove for cause any Director or Directors of the class from office.

Section 6. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be the next regularly scheduled

Board Meeting following the annual stockholders' meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in
Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable, wireless, electronic mail, or any other electronic method, at least one day before the meeting.

Section 9. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these By-Laws.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of any committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock (other than as provided in the next sentence), declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

Section 1. General. The officers of the Corporation shall be a President, a Chairman (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents,

Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5. Chairman. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                   ----------

                                  CAPITAL STOCK
                                  -------------

Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII
                                   -----------

                           FISCAL YEAR AND ACCOUNTANT
                           --------------------------

Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                  ARTICLE VIII
                                  ------------

                              CUSTODY OF SECURITIES
                              ---------------------

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and
undivided   profits   aggregating  not  less  than  fifty  million  dollars
($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

Section 1. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify (a) its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) the Investment Company Act of 1940, as
amended, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                                   ARTICLE X
                                   ----------

                                   AMENDMENTS
                                   ----------

Section 1. General. Except as otherwise provided in the Charter or any Articles Supplementary of the Fund, and as provided in the next succeeding sentence, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new
By-Laws may be made by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

                                                                  EXHIBIT (g)(4)

                        THE FIRST COMMONWEALTH FUND, INC.

                              MANAGEMENT AGREEMENT

     AGREEMENT executed this 21st day of December 2000, between The First Commonwealth Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Investment Manager").

     WHEREAS, the Fund is a closed-end management investment company; and

     WHEREAS, the Fund engages in the business of investing its assets in the manner and in accordance with its stated current investment objective and restrictions;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.   Obligations.

     1.1 The Investment Manager will manage, in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision of the Fund's Board of Directors, the Fund's investments. The Investment Manager will make investment decisions on behalf of the Fund including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund. The Investment Manager shall give the Fund the benefit of the Investment Manager's best judgment and efforts in rendering services under this Agreement.

     1.2 The Fund will pay the Investment Manager a fee at the annual rate of 0.65% of the Fund's average weekly net assets applicable to shares of common stock and shares of preferred stock up to $200 million, 0.60% of such amounts between $200 million and $500 million and 0.55% of such assets in excess of $500 million, computed based upon net asset value applicable to shares of common stock and shares of preferred stock determined weekly and payable on the first business day of each calendar month it being understood that the portion of the fee which is equal to the percentage of the Fund's net assets, measured at the end of each week, held in securities (or cash) denominated in the currencies of Australia and New Zealand, Canada, and the United Kingdom shall be paid to the Investment Manager in, respectively, the currencies of Australia, Canada and the United Kingdom. For the purpose of determining the fees payable to the Investment Manager hereunder, the value of the Fund's net assets shall be computed initially at the times and in the manner specified in the Fund's registration statement on Form N-2, as such times and manner may be amended from time to time by action of the Fund's Board.

     1.3 In rendering the services required under this Agreement, the Investment Manager may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Investment Manager may not retain any person or company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Fund unless (i) the Fund is a party to the contract with such person or company and (ii) such contract is approved by a majority of the Fund's Board of Directors and a majority of Directors who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Fund, the Investment Manager, or any such person or company retained by the Investment Manager, and is approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

     2. Expenses. The Investment Manager shall bear all expenses of its employees, except as provided in the following sentence, and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's Directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Manager. The Fund will bear all of its own expenses, including: expenses of organizing the Fund; fees of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket expenses for all Officers and Directors of the Fund, including expenses incurred by the Manager's employees, who serve as Directors and officers of the Fund, which may be reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses; and other expenses incurred by the Fund in connection with meetings of Directors and shareholders; interest expense; taxes and governmental fees including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; and the expenses of shareholders' meetings and of the preparation and distribution of proxies and reports to shareholders.

     3. Liability. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     4. Services Not Exclusive. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or any affiliate, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the Investment Manager's clients, including the Fund, in a manner that is fair and equitable in the judgment of the Investment Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

     5. Scope of Engagement. The Investment Manager hereby agrees that the Fund, may, at any time, upon at least 60 days' notice, advise the Investment Manager that it wishes to limit the scope of the Investment Manager's engagement hereunder to that of managing the Fund's investments solely with respect to securities denominated in certain stipulated currencies, in which case the fee otherwise payable to the Investment Manager as provided in Paragraph 1.2 hereof shall be reduced to reflect the proportion of the Fund's aggregate net assets measured at the end of each week which are denominated in the stipulated currencies.

     6. Duration and Termination. This Agreement shall become effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either
(a) the vote of a majority of the outstanding  voting securities of the Fund, or
(b) the vote of a majority of the Fund's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Manager or by the Investment Manager upon at least ninety (90) days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     7. Miscellaneous.

         7.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

         7.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         7.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

         7.4 Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                THE FIRST COMMONWEALTH FUND, INC.



                                By:  /s/ Martin Gilbert
                                     -----------------------------------------
                                     Title:  Director


                                EQUITILINK INTERNATIONAL MANAGEMENT LIMITED



                                 By:  /s/ David Manor
                                      ----------------------------------------
                                      Title:  Managing Director

                                                                  EXHIBIT (g)(5)

                        THE FIRST COMMONWEALTH FUND, INC.

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT executed this 21st day of December 2000, among The First Commonwealth Fund, Inc. (the "Fund") a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Investment Manager") and EquitiLink Australia Limited, a New South Wales, Australia corporation (the "Investment Adviser").

     WHEREAS, the Fund is a closed-end management investment company;

     WHEREAS, the Fund engages in the business of investing and reinvesting its assets in the manner and in accordance with its stated investment objectives and restrictions;

     WHEREAS, the Fund has entered into a management agreement with the Investment Manager dated December 21, 2000 (the "Management Agreement"), pursuant to which the Investment Manager will manage the Fund's investments and will make investment decisions on behalf of the Fund for which the Investment Manager will receive a monthly fee from the Fund as specified in the Management Agreement;

     WHEREAS, in connection with rendering the services required under the Management Agreement, the Investment Manager is permitted to retain, at its expense and in the manner set forth in the Management Agreement, investment advisers and others to assist it in carrying out its obligations to the Fund under the Management Agreement;

     WHEREAS, the Investment Manager wishes to retain the Investment Adviser to assist it in carrying out certain of its obligations to the Fund under the Management Agreement, and the Investment Adviser is willing to furnish such assistance to the Investment Manager in connection with the services specified below with regard to the Fund; and

     WHEREAS, the Fund hereby appoints the Investment Adviser to provide the investment advisory services specified below with regard to the Fund, and the Investment Adviser hereby accepts such appointment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Investment Adviser.

     1.1 To the extent requested by the Investment Manager, the Investment Adviser will make recommendations to the Investment Manager as to the-overall structure of the Fund's portfolio, including asset allocation advice and general advice on investment strategy relating to the Fund's overall investment objectives. The Investment Adviser shall give the Investment Manager (and the
Fund) the benefit of the Investment Adviser's best judgment and efforts in rendering services under this Agreement.

     1.2 For the services rendered to the Investment Manager under Section 1.1 hereof, the Investment Manager will pay the Investment Adviser a fee computed at the annual rate of 0.15% of the Fund's average weekly net assets, computed based upon net asset value applicable to shares of common stock and shares of preferred stock determined weekly and payable on the first business day of each calendar month.

     1.3 To the extent requested by the Investment Manager, the Investment Adviser will make recommendations to the Investment Manager as to specific portfolio securities to be purchased, retained or sold by the Fund and will provide or obtain such research and statistical data as may be necessary in connection therewith. The Investment Adviser shall give the Investment Manager (and the Fund) the benefit of the Investment Adviser's best judgment and efforts in rendering services under this Agreement.

     1.4 For the services rendered to the Investment Manager under Section 1.3 hereof, the Investment Manager will pay the Investment Adviser a fee computed at the annual rate of up to 0.10% of the Fund's average weekly net assets computed based upon net asset value applicable to shares of common stock and shares of preferred stock determined weekly and payable on the first business day of each calendar month; it being understood that any such fee shall be reduced by the amount, if any, that the Investment Manager may pay other entities for rendering any of the services contemplated by Section 1.3 hereof.

     1.5 For the purpose of determining the fees payable to the Investment Adviser hereunder, the value of the Fund's net assets shall be computed initially at the times and in the manner specified in the Fund's Registration Statement an Form N-2, as such times and manner may be amended from time to time by action of the Fund's Board.

     2. Expenses. The Investment Adviser shall bear all expenses of its respective employees, except certain expenses incurred by the Investment Adviser's employees who serve as officers and directors of the Fund which are reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses. The Investment Adviser shall bear all overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Adviser but who are not interested persons of the Investment Manager.

     3. Liability. Neither the Investment Manager nor the Investment Adviser shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager or the Investment Adviser, as appropriate, in the performance of, or from reckless disregard by such party of such party's obligations and duties under, this Agreement.

     4. Services Not Exclusive. It is understood that the services of the Investment Manager and the Investment Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or the Investment Adviser, or any affiliate of either of them, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager or the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the clients of each in a manner that is fair and equitable in the judgment of the Investment Manager and the Investment Adviser in the exercise of their fiduciary obligations to the Fund and to such other clients.

     5. Duration and Termination. This Agreement is effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Manager and the Investment Adviser, or by either the Manager or the Investment Adviser upon at least ninety
(90) days' written notice to the Fund and the other party but any such termination shall not affect continuance of this Agreement as to the remaining parties. This Agreement shall automatically terminate as to any party in the event of its assignment (as defined in the 1940 Act).

     6. Miscellaneous.

     6.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

     6.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

     6.4 Nothing herein shall be construed as constituting any party an agent of the Fund or of any other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                              THE FIRST COMMONWEALTH FUND. INC.



                              By:  /s/ Martin Gilbert
                                   ----------------------------------
                                     Title:  Director



                               EQUITILINK INTERNATIONAL MANAGEMENT LIMITED



                               By:  /s/ David Manor
                                    ----------------------------------
                                    Title:  Managing Director



                               EQUITILINK AUSTRALIA LIMITED



                               By:  /s/ O. Sananikone
                                    -----------------------------------
                                    Title: Assistant Vice President

                                                                  EXHIBIT (j)(2)


                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of December 4, 1998 by and between The First Commonwealth Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of February 20, 1992 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made Australian and New Zealand Portfolio, United Kingdom Portfolio, Canadian Portfolio and United States Portfolio subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

1. Article 3 of the Contract is hereby  deleted,  and Articles 4 through 16 of the  Contract  are  hereby  renumbered,  as of the  effective  date  of  this
Amendment,   as  Articles  5  through  17,  respectively  and  cross  references throughout are hereby amended to conform.

2. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3. The Custodian as Foreign Custody Manager.

3.1. Definitions.
     -----------
Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure
(including  any  Mandatory  Securities  Depositories  operating in the country);
prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including, but not limited to, a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. Delegation to the Custodian as Foreign Custody Manager.
     ------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3. Countries Covered.
     -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty (30) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4. Scope of Delegated Responsibilities.
     -----------------------------------

     3.4.1. Selection of Eligible Foreign Custodians.
            ---------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2. Contracts With Eligible Foreign Custodians.
            -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3. Monitoring.
            ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section
3.7 hereunder.

3.5.  Guidelines for the Exercise of Delegated Authority.
      --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.  Standard of Care as Foreign Custody Manager of a Portfolio.
      ----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  Reporting Requirements.
      ----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

3.8.  Representations with Respect to Rule 17f-5.
      -------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9. Effective Date and Termination of the Custodian as Foreign Custody Manager.
     --------------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.
     --------------------------------------------------------------------------

4.1. Definitions.
     ------------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities.
     -------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities
System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems.
     ---------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. Transactions in Foreign Custody Account.
     ----------------------------------------

     4.4.1. Delivery of Foreign Assets.
            ---------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation:
          (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

    (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    (vii) for  exchange  or   conversion   pursuant  to  any  plan  of  merger,
          consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

   (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar
          securities  or  the   surrender  of  interim   receipts  or  temporary
          securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio; (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

    (xii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

         4.4.2.   Payment of Portfolio Monies.
                  ----------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

    (iii) for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

    (vii) in  connection  with the  borrowing or lending of foreign  securities;
          and

   (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3.  Market Conditions; Market Information.
             --------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     4.5. Registration of Foreign Securities.
          -----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     4.6. Bank Accounts.
          --------------

The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

     4.7. Collection of Income.
          ---------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     4.8. Shareholder Rights.
          -------------------

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     4.9. Communications Relating to Foreign Securities.
          ----------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     4.10.  Liability of Foreign Sub-Custodians and Foreign Securities Systems.
            --------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

     4.11. Tax Law.
           --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     4.12. Liability of Custodian.
           ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                           STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Ronald E. Logue
  /s/ Marc L. Parsons                       ---------------------------------
-------------------------------             Name:  Ronald E. Logue
Marc L. Parsons                             Title: Executive Vice President
Associate Counsel


WITNESSED BY:                           THE FIRST COMMONWEALTH FUND, INC.



  /s/ Dominique Andemars                By:   /s/ David Manor
-------------------------------              -----------------------------------
Name: Dominique Andemars                     Name: David Manor
Title: Secretary                             Title: Treasurer

                                                                      SCHEDULE A


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                          Subcustodian                               Non-Mandatory Depositories

Argentina                        Citibank, N.A.                             --

Australia                        Westpac Banking Corporation                --

Austria                          Erste Bank der Oesterreichischen           --
                                 Sparkassen AG
Bahrain                          British Bank of the Middle East (as        --
                                 delegate of The Hongkong and Shanghai
                                 Banking Corporation Limited)

Bangladesh                       Standard Chartered Bank                    --

Belgium                          Generale de Banque                         --

Bermuda                          The Bank of Bermuda Limited                --

Bolivia                          Banco Boliviano Americano S.A.             --

Botswana                         Barclays Bank of Botswana Limited          --

Brazil                           Citibank, N.A.                             --

Bulgaria                         ING Bank N.V.                              --

Canada                           Canada Trustco Mortgage Company            --

Chile                            Citibank, N.A.                             Deposito Central de Valores S.A.

People's Republic                The Hongkong and Shanghai Banking          --
of China                         Corporation Limited, Shanghai and
                                 Shenzhen branches

Colombia                         Cititrust Colombia S.A. Sociedad           --
                                 Fiduciaria

Costa Rica                       Banco BCT S.A.                             --

Croatia                          Privredna Banka Zagreb d.d.                --

Cyprus                           Barclays Bank Plc.                         --
                                 Cyprus Offshore Banking Unit
Czech Republic                   Ceskoslovenska Obchodni                    --
                                 Banka, A.S.

Denmark                          Den Danske Bank                            --

Ecuador                          Citibank, N.A.                             --

Egypt                            National Bank of Egypt                     --

Estonia                          Hansabank                                  --

Finland                          Merita Bank Limited                        --

France                           Banque Paribas                             --

Germany                          Dresdner Bank AG                           --

Ghana                            Barclays Bank of Ghana Limited             --

Greece                           National Bank of Greece S.A.               The Bank of Greece, System for
                                                                            Monitoring Transactions in
                                                                            Securities in Book-Entry Form
Hong Kong                        Standard Chartered Bank                    --

Hungary                          Citibank Budapest Rt.                      --

Iceland                          Icebank Ltd.

India                            Deutsche Bank AG                           --
                                 The Hongkong and Shanghai Banking
                                 Corporation Limited
Indonesia                        Standard Chartered Bank                    --

Ireland                          Bank of Ireland                            --

Israel                           Bank Hapoalim B.M.                         --

Italy                            Banque Paribas                             --

Ivory Coast                      Societe Generale de Banques en Cote        --
                                 d'Ivoire

Jamaica                          Scotiabank Jamaica Trust and Merchant      --
                                 Bank Ltd.
Japan                            The Daiwa Bank, Limited                    Japan Securities Depository
                                                                            Center
                                 The Fuji Bank, Limited

Jordan                           British Bank of the Middle East (as        --
                                 delegate of The Hongkong and Shanghai
                                 Banking Corporation Limited)
Kenya                            Barclays Bank of Kenya Limited             --

Republic of                      The Hongkong and Shanghai Banking
  Korea                          Corporation Limited

Latvia                           JSC Hansabank-Latvija                      --

Lebanon                          British Bank of the Middle East (as
                                 delegate of The Hongkong and Shanghai
                                 Banking Corporation Limited)
Lithuania                        Vilniaus Bankas AB                         --

Malaysia                         Standard Chartered Bank                    --
                                 Malaysia Berhad

Mauritius                        The Hongkong and Shanghai                  --
                                 Banking Corporation Limited

Mexico                           Citibank Mexico, S.A.                      --

Morocco                          Banque Commerciale du Maroc                --

Namibia                          (via) Standard Bank of South Africa        --

The Netherlands                  MeesPierson N.V.                           --

New Zealand                      ANZ Banking Group                          --
                                 (New Zealand) Limited

Norway                           Christiania Bank og Kreditkasse            --

Oman                             British Bank of the Middle East (as        --
                                 delegate of The Hongkong and Shanghai
                                 Banking Corporation Limited)

Pakistan                         Deutsche Bank AG                           --

Peru                             Citibank, N.A.                             --

Philippines                      Standard Chartered Bank                    --

Poland                           Citibank (Poland) S.A. Bank Polska Kasa    --

                                 Opieki S.A.
Portugal                         Banco Comercial Portugues                  --

Romania                          ING Bank N.V.                              --

Russia                           Credit Suisse First Boston AO, Moscow      --
                                 (as delegate of Credit Suisse First
                                 Boston, Zurich)

Singapore                        The Development Bank of Singapore          --
                                 Limited

Slovak Republic                  Ceskoslovenska Obchodna Banka, A.S.        --

Slovenia                         Bank Austria d.d. Ljubljana                --

South Africa                     Standard Bank of South Africa Limited      --

Spain                            Banco Santander, S.A.                      --

Sri Lanka                        The Hongkong and Shanghai Banking          --
                                 Corporation Limited

Swaziland                        Standard Bank Swaziland Limited            --

Sweden                           Skandinaviska Enskilda Banken              --

Switzerland                      UBS AG                                     --

Taiwan - R.O.C.                  Central Trust of China                     --


Thailand                         Standard Chartered Bank                    --

Trinidad & Tobago                Republic Bank Limited                      --

Tunisia                          Banque Internationale Arabe de Tunisie     --

Turkey                           Citibank, N.A.                             --
                                 Ottoman Bank

Ukraine                          ING Bank, Ukraine                          --

United Kingdom                   State Street Bank and Trust Company,       --
                                 London Branch

Uruguay                          Citibank, N.A.                             --

Venezuela                        Citibank, N.A.                             --

Zambia                           Barclays Bank of Zambia Limited            --

Zimbabwe                         Barclays Bank of Zimbabwe Limited          --

12/31/98

                                                                      SCHEDULE A


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

Country                                Mandatory Depositories

Argentina                              Caja de Valores S.A.

Australia                              Austraclear Limited
                                       Reserve Bank Information and Transfer System

Austria                                Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                                       Division)

Belgium                                Caisse Interprofessionnelle de Depot et de Virement de
                                       Titres S.A.
                                       Banque Nationale de Belgique

Brazil                                 Companhia Brasileira de Liquidacao e Custodia (CBLC)
                                       Bolsa de Valores de Rio de Janeiro
                                       All SSB clients presently use CBLC
                                       Central de Custodia e de Liquidacao Financeira de
                                       Titulos

Bulgaria                               Central Depository AD
                                       Bulgarian National Bank

Canada                                 The Canadian Depository for Securities Limited

People's Republic of China             Shanghai Securities Central Clearing and Registration
                                       Corporation
                                       Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica                             Central de Valores S.A. (CEVAL)

Croatia                                Ministry of Finance
                                       National Bank of Croatia

Czech Republic                         Stredisko cennych papiru
                                       Czech National Bank

Denmark                                Vaerdipapircentralen (the Danish Securities Center)

Egypt                                  Misr Company for Clearing, Settlement, and Central
                                       Depository
Estonia                                Eesti Vaartpaberite Keskdepositoorium

Finland                                The Finnish Central Securities Depository

France                                 Societe Interprofessionnelle pour la Compensation des
                                       Valeurs Mobilieres (SICOVAM)
Germany                                Deutsche Borse Clearing AG

Greece                                 The Central Securities Depository (Apothetirion Titlon
                                       AE)

Hong Kong                              The Central Clearing and Settlement System
                                       Central Money Markets Unit

Hungary                                The Central Depository and Clearing House (Budapest)
                                       Ltd. (KELER) [Mandatory for Gov't Bonds only; SSB does
                                       not use for other securities]

India                                  The National Securities Depository Limited

Indonesia                              Bank Indonesia

Ireland                                Central Bank of Ireland Securities Settlement Office

Israel                                 The Tel Aviv Stock Exchange Clearing House Ltd.

                                       Bank of Israel
Italy
                                       Monte Titoli S.p.A.

                                       Banca d'Italia

Ivory Coast                            Depositaire Central - Banque de Reglement

Jamaica                                The Jamaican Central Securities Depository

Japan                                  Bank of Japan Net System

Kenya                                  Central Bank of Kenya

Republic of Korea                      Korea Securities Depository Corporation

Latvia                                 The Latvian Central Depository

Lebanon                                The Custodian and Clearing Center of Financial
                                       Instruments for Lebanon and the Middle East (MIDCLEAR)
                                       S.A.L.
                                       The Central Bank of Lebanon

Lithuania                              The Central Securities Depository of Lithuania

Malaysia                               The Malaysian Central Depository Sdn. Bhd.

                                       Bank Negara Malaysia, Scripless Securities Trading and
                                       Safekeeping System

Mauritius                              The Central Depository & Settlement Co. Ltd.

Mexico                                 S.D. INDEVAL, S.A. de C.V. (Instituto para el Deposito
                                       de Valores)

Morocco                                Maroclear

The Netherlands                        Nederlands Centraal Instituut voor Giraal
                                       Effectenverkeer B.V. (NECIGEF)
                                       De Nederlandsche Bank N.V.

New Zealand                            New Zealand Central Securities Depository Limited

Norway                                 Verdipapirsentralen (the Norwegian Registry of
                                       Securities)

Oman                                   Muscat Securities Market

Pakistan                               Central Depository Company of Pakistan Limited

Peru                                   Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines                            The Philippines Central Depository, Inc.
                                       The Registry of Scripless Securities (ROSS) of the
                                       Bureau of the Treasury

Poland                                 The National Depository of Securities (Krajowy Depozyt
                                       Papierow Wartosciowych)
                                       Central Treasury Bills Registrar

Portugal                               Central de Valores Mobiliarios (Central)

Romania                                National Securities Clearing, Settlement and Depository
                                       Co.
                                       Bucharest Stock Exchange Registry Division
Singapore                              The Central Depository (Pte) Limited
                                       Monetary Authority of Singapore
Slovak Republic                        Stredisko Cennych Papierov
                                       National Bank of Slovakia

Slovenia                               Klirinsko Depotna Druzba d.d.

South Africa                           The Central Depository Limited

Spain                                  Servicio de Compensacion y Liquidacion de Valores, S.A.
                                       Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                              Central Depository System (Pvt) Limited

Sweden                                 Vardepapperscentralen AB (the Swedish Central
                                       Securities Depository)

Switzerland                            Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                        The Taiwan Securities Central Depository Co., Ltd.

Thailand                               Thailand Securities Depository Company Limited

Tunisia                                Societe Tunisienne Interprofessionelle de Compensation
                                       et de Depot de Valeurs Mobilieres
                                       Central Bank of Tunisia
                                       Tunisian Treasury

Turkey                                 Takas ve Saklama Bankasi A.S. (TAKASBANK)
                                       Central Bank of Turkey

Ukraine                                The National Bank of Ukraine

United Kingdom                         The Bank of England,
                                       The Central Gilts Office and
                                       The Central Moneymarkets Office

Uruguay                                Central Bank of Uruguay

Venezuela                              Central Bank of Venezuela

Zambia                                 Lusaka Central Depository Limited
                                       Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98

                                                                      SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                 Brief Description
(Frequency)

The Guide to Custody in World Markets           An overview of safekeeping and settlement
(annually)                                      practices and procedures in each market
                                                in which State Street Bank and Trust Company
                                                offers custodial services.

Global Custody Network Review                   Information relating to the operating history
(annually)                                      and structure of depositories and subcustodians
                                                located in the markets in which State Street
                                                Bank and Trust Company offers custodial services,
                                                including transnational depositories.

Global Legal Survey                             With respect to each market in which State Street Bank
(annually)                                      and Trust Company offers custodial services, opinions
                                                relating to whether local law restricts (i) access
                                                of a fund's independent public accountants to books
                                                and records of a Foreign Sub-Custodian or Foreign
                                                Securities System, (ii) the Fund's ability to recover
                                                in the event of bankruptcy or insolvency of a Foreign
                                                Sub-Custodian or Foreign Securities System, (iii) the
                                                Fund's ability to recover in the event of a loss by a
                                                Foreign Sub-Custodian or Foreign Securities System, and
                                                (iv) the ability of a foreign investor to convert cash
                                                and cash equivalents to U.S. dollars.

Subcustodian Agreements                         Copies of the subcustodian contracts State Street Bank and Trust
(annually)                                      Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                     Developments of interest to investors in the markets in which State
                                                Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as                  With respect to markets in which State Street Bank
necessary):                                     and Trust Company offers custodial services which exhibit
                                                special custody risks, developments which may impact
                                                State Street's ability to deliver expected levels of
                                                service.

                                                                  EXHIBIT (s)(3)




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




  /s/ O. Sananikone                       June, 2001
-------------------------------        ------------------
Signature                                   Date



Ouma Sananikone
-------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




  /s/ Hugh Young                                  6/12/01
------------------------------------      ---------------------------
Signature                                           Date



         Hugh Young
----------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.


  /s/ David Manor                                   6/12/01
------------------------------            -----------------------------
Signature                                            Date



        David Manor
-----------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.



  /s/ Martin Gilbert                               6/12/01
-------------------------------        ----------------------------------
Signature                                            Date



       Martin J. Gilbert
-------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.


  /s/ Christopher Fishwick                         6/12/01
------------------------------------    -----------------------------------
Signature                                            Date



       Christopher Fishwick
-----------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




  /s/ David Rowe-Ham                                   6/12/01
--------------------------------        -------------------------------------
Signature                                              Date



       Sir David Rowe-Ham
--------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Laurence Freedman                                 6/12/01
------------------------------------        ---------------------------------
Signature                                               Date



       Laurence S. Freedman
------------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Bev Hendry                                       6/12/01
------------------------------------        ------------------------------
Signature                                               Date



       Beverley Hendry
-----------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Peter Sacks                                       6/11/01
------------------------------------      ---------------------------------
Signature                                               Date



       Peter D. Sacks
------------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Warren C. Smith                                       6/12/01
---------------------------------------       --------------------------------
Signature                                                   Date



       Warren C. Smith
--------------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ John T. Sheehy                                6/12/01
-----------------------------------    -------------------------------------
Signature                                           Date



       John T. Sheehy
----------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Neville Miles                                  6/12/01
---------------------------------     -------------------------------------
Signature                                             Date



       Neville J. Miles
---------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ Anton E. Schrafl                              6/12/01
----------------------------------         --------------------------------
Signature                                           Date



       Dr. Anton E. Schrafl
----------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ R. M. Randall                                  6/12/01
------------------------------           ----------------------------------
Signature                                            Date



       Roy M. Randall
-------------------------------
Printed Name

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ David Elsum                                        6/11/01
------------------------------           -----------------------------------
Signature                                                Date



       David Lindsay Elsum
------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




  /s/ William Potter                                6/12/01
----------------------------------         -------------------------
Signature                                            Date



       William J. Potter
----------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.



  /s/ M. P. Karagianis                                  6/12/01
--------------------------------         ---------------------------------
Signature                                               Date



       Michael Karagianis
--------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Commonwealth Income Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.





  /s/ E. Duff Scott                                  6/12/01
------------------------------          ----------------------------------
Signature                                            Date



       E. Duff Scott
-------------------------------
Printed Name